EXECUTION COPY

FIRST AMENDMENT
TO
THE MBNA CREDIT CARD MASTER NOTE TRUST
INDENTURE


		THIS FIRST AMENDMENT TO THE MBNA CREDIT CARD MASTER NOTE TRUST INDENTURE, dated as of August 1, 2002 (the "Amendment") is by and between MBNA CREDIT CARD MASTER NOTE TRUST, as Issuer, and THE BANK OF NEW YORK, as Indenture Trustee.

		WHEREAS the Issuer and the Indenture Trustee have executed that certain Indenture, dated as of May 24, 2001 (as amended and supplemented through the date hereof and as the same may be further amended, supplemented or otherwise modified and in effect from time to time, the "Indenture");

		WHEREAS the Issuer and the Indenture Trustee have executed the MBNAseries Indenture Supplement, dated as of May 24, 2001 (the "Indenture Supplement");

		WHEREAS the Issuer and the Indenture Trustee have executed certain terms documents as described in Schedule 1 hereto (together, the "Terms Documents");

		WHEREAS the Issuer and the Indenture Trustee wish to amend the Indenture, the Indenture Supplement and the Terms Documents as provided herein;

		NOW THEREFORE, in consideration of the promises and the agreements contained herein, the parties hereto agree to amend the provisions of the Indenture, the Indenture Supplement and the Terms Documents as follows:

SECTION 1.	Amendment of Section 112.  Section 112 of the
Indenture shall be and hereby is amended by deleting such Section in its entirety and inserting the following text in its place:

Governing Law; Submission to Jurisdiction; Agent for Service of Process. This Indenture shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties hereto declare that it is their intention that this Indenture shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Indenture involves at least $100,000.00, and (b) that this Indenture has been entered into by the parties hereto in express reliance upon 6 DEL. C. 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b)(1) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)(1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

SECTION 2.	Amendment to the Indenture Supplement.  By
executing this Amendment, the parties hereto acknowledge and agree to amend the Indenture Supplement by deleting Section 1.02 of the Indenture Supplement and inserting the amendments in Section 1 hereto in its place; provided that, the term "Indenture" shall be deleted wherever it appears in such amendments and "Indenture Supplement" shall be inserted in its place.

SECTION 3.	Amendment to the Terms Documents.  By executing
this Amendment, the parties hereto acknowledge and agree to amend each of the Terms Documents by deleting Section 1.02 of each of the Terms Documents and inserting the amendments in Section 1 hereto in its place; provided that, the term "Indenture" shall be deleted wherever it appears in such amendments and "Terms Document" shall be inserted in its place.

SECTION 4.	Effectiveness.  The amendments provided for by
this Amendment shall become effective upon the delivery of the following:

(a) A Master Trust Tax Opinion.

(b) An Issuer Tax Opinion.

(c) An officer's certificate from the Issuer to the Indenture Trustee and the Owner Trustee to the effect that the Issuer reasonably believes that this Amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future.

(d) Written confirmation from the Note Rating Agencies that this Amendment will not have a Ratings Effect.

(e) Counterparts of this Amendment, duly executed by the parties hereto.

SECTION 5.	Indenture, Indenture Supplement and Terms
Documents in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Indenture and the Indenture Supplement and the Terms Documents shall remain in full force and effect. All references to the Indenture and the Indenture Supplement and the Terms Documents in any other document or instrument shall be deemed to mean such Indenture, Indenture Supplement and Terms Documents as amended by this Amendment. This Amendment shall not constitute a novation of the Indenture, the Indenture Supplement or the Terms Documents, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Indenture and the Indenture Supplement and the Terms Documents, as amended by this Amendment, as though the terms and obligations of the Indenture and the Indenture Supplement and the Terms Documents were set forth herein.

SECTION 6.	Counterparts.  This Amendment may be executed
in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

SECTION 7.	Governing Law.  THIS AMENDMENT SHALL BE
CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 8.	Defined Terms and Section References.
Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture. All Section or subsection references herein shall mean Sections or subsections of the Indenture, except as otherwise provided herein.

		IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

						MBNA CREDIT CARD MASTER
  NOTE TRUST, by MBNA America Bank,
National Association, as
Beneficiary


						By: /s/  Christopher A. Halmy
	   Name:	Christopher A. Halmy
	   Title:	First Vice President


						THE BANK OF NEW YORK,
  as Indenture Trustee and not in
its individual capacity


						By: /s/  Scott J. Tepper
	   					   Name:   Scott J. Tepper
						   Title:     Assistant Vice
President

SCHEDULE 1
List of Terms Documents


MBNAseries Class C(2001-1) Terms Document, dated as of May 24, 2001 MBNAseries Class C(2001-2) Terms Document, dated as of July 12, 2001 MBNAseries Class C(2001-3) Terms Document, dated as of July 25, 2001 MBNAseries Class C(2001-4) Terms Document, dated as of September 6, 2001
MBNAseries Class C(2001-5) Terms Document, dated as of December 11,
2001
MBNAseries Class C(2002-1) Terms Document, dated as of February 28,
2002
MBNAseries Class C(2002-2) Terms Document, dated as of June 12, 2002 MBNAseries Class C(2002-3) Terms Document, dated as of June 12, 2002

MBNAseries Class B(2001-1) Terms Document, dated as of May 24, 2001 MBNAseries Class B(2001-2) Terms Document, dated as of September 6, 2001
MBNAseries Class B(2001-3) Terms Document, dated as of December 20,
2001
MBNAseries Class B(2002-1) Terms Document, dated as of February 28,
2002
MBNAseries Class B(2002-2) Terms Document, dated as of June 12, 2002

MBNAseries Class A(2001-1) Terms Document, dated as of May 31, 2001 MBNAseries Class A(2001-2) Terms Document, dated as of July 26, 2001 MBNAseries Class A(2001-3) Terms Document, dated as of August 8, 2001 MBNAseries Class A(2001-Emerald) Terms Document, dated as of August 15, 2001
MBNAseries Class A(2001-4) Terms Document, dated as of September 27,
2001
MBNAseries Class A(2001-5) Terms Document, dated as of November 8, 2001 MBNAseries Class A(2002-1) Terms Document, dated as of January 31, 2002 MBNAseries Class A(2002-2) Terms Document, dated as of March 27, 2002 MBNAseries Class A(2002-3) Terms Document, dated as of April 24, 2002 MBNAseries Class A(2002-4) Terms Document, dated as of May 9, 2002 MBNAseries Class A(2002-5) Terms Document, dated as of May 30, 2002 MBNAseries Class A(2002-6) Terms Document, dated as of June 26, 2002 MBNAseries Class A(2002-7) Terms Document, dated as of July 25, 2002 MBNAseries Class A(2002-8) Terms Document, dated as of July 31, 2002 MBNAseries Class A(2002-9) Terms Document, dated as of July 31, 2002




(..continued)



DOCSDC1:140297.6	3